UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Rule § 240.14a-12
IMMERSION CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 28, 2006
TO THE STOCKHOLDERS OF IMMERSION CORPORATION
Dear Stockholder:
      You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Immersion Corporation (the “Company”), which will be held at the Techmart Network Meeting Center, 5201 Great America Parkway, Santa Clara, California 95054, on Wednesday, June 7, 2006, at 9:30 a.m. California time.
      Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. In addition to conducting the business affairs of the Company, we will demonstrate several of the leading applications of our haptic technology.
      It is important that your shares be represented and voted at the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.
      On behalf of the Board of Directors, I would like to express our appreciation for your continued support for and interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

VICTOR VIEGAS
President, Chief Executive Officer, and Director

IMMERSION CORPORATION
2006 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

IMMERSION CORPORATION
801 Fox Lane
San Jose, California 95131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 7, 2006

       The Annual Meeting of Stockholders (the “Annual Meeting”) of Immersion Corporation (the “Company”) will be held at the Techmart Network Meeting Center, 5201 Great America Parkway, Santa Clara, California 95054, on Wednesday, June 7, 2006, at 9:30 a.m. California time for the following purposes:

1. To elect two (2) Class I directors to hold office for a three-year term and until their respective successors are elected and qualified;

2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
      The foregoing items of business are more fully described in the attached Proxy Statement.
      Only stockholders of record at the close of business on April 12, 2006 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection by any stockholder, for any purpose relating to the meeting, at the Company’s headquarters located at 801 Fox Lane, San Jose, California 95131 during ordinary business hours for the ten-day period prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

VICTOR VIEGAS
President, Chief Executive Officer, and Director
San Jose, California
April 28, 2006
IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

IMMERSION CORPORATION
801 Fox Lane
San Jose, California 95131

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 7, 2006

       These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Immersion Corporation, a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders to be held at the Techmart Network Meeting Center, 5201 Great America Parkway, Santa Clara, California 95054, on Wednesday, June 7, 2006, at 9:30 a.m. California time, and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 28, 2006.
PURPOSE OF MEETING
      The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.
VOTING RIGHTS AND SOLICITATION OF PROXIES
      The Company’s common stock is the only type of security entitled to vote at the Annual Meeting. On April 12, 2006, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 24,534,736 shares of common stock outstanding. Each stockholder of record on April 12, 2006 is entitled to one vote for each share of common stock held by such stockholder on April 12, 2006. Shares of common stock may not be voted cumulatively in the election of directors. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.
Quorum Required
      The Company’s bylaws provide that the holders of a majority of the Company’s common stock, issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.
Votes Required
      Generally, stockholder approval of a matter, other than the election of directors, requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. Directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors. Shares voted to abstain on a matter will be treated as entitled to vote on the matter and will thus have the same effect as “no” votes. Broker non-votes are not counted as entitled to vote on a matter in determining the number of affirmative votes required for approval of the matter, but are counted as present for quorum purposes. The term “broker non-votes” refers to shares held by a broker in street name, which are present by proxy but are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. The election of directors and the ratification of the appointment of the independent registered public accounting firm are generally considered to be routine matters on which brokers may vote without instructions from beneficial owners.

Proxies
      Whether or not you are able to attend the Company’s Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company’s Board, and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted as follows: (i) FOR Proposal No. 1, the election of the Board nominees named in this Proxy Statement or otherwise nominated as described in this Proxy Statement; (ii) FOR Proposal No. 2, the ratification of the Company’s independent registered public accounting firm; and (iii) in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date before the beginning of the Annual Meeting to Victor Viegas, President, Chief Executive Officer, and Director of the Company, at the Company’s principal executive office. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.
Solicitation of Proxies
      The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting stockholders by mail through its regular employees, the Company may request banks, brokers, and other custodians, nominees, and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail or telephone following the original solicitation.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
      Pursuant to the Company’s Amended Certificate of Incorporation (the “Certificate of Incorporation”), the Company’s Board is divided into three classes — Class I, II, and III directors. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders. Each director holds office until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. In accordance with the Certificate of Incorporation, Class I directors are to be elected at the 2006 Annual Meeting, Class II directors are to be elected at the annual meeting in 2007, and Class III directors are to be elected at the annual meeting in 2008.
      At the 2006 Annual Meeting, two Class I directors are to be elected to the Board to serve until the annual meeting of stockholders to be held in 2009 and until their successors have been elected and qualified, or until their earlier death, resignation, or removal.
Nominees
      Based upon the recommendation of the Company’s Nominating/ Corporate Governance Committee, the Board’s nominees for election as Class I Directors are Jack Saltich and Victor Viegas, the current Class I members of the Board. Victor Viegas also serves as the Company’s Chief Executive Officer and President. Shares represented by all proxies received by the Board and not so marked as to withhold authority to vote for Messrs. Saltich and Viegas (by writing Mr. Saltich’s and/or Mr. Viegas’ names where indicated on the proxy) will be voted (unless Mr. Saltich and/or Mr. Viegas is unable or unwilling to serve) FOR the election of Mr. Saltich and Mr. Viegas. The Board knows of no reason why Mr. Saltich and/or Mr. Viegas would be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of another nominee(s) of the Board.

      The information below sets forth the current members of the Board, including the nominees for Class I Directors:

		Class of
Name	Age	Director	Principal Occupation	Director Since

Jack Saltich	62	I	Executive Chairman, Vitex Systems, Inc.	2002
Victor Viegas	49	I	President, Chief Executive Officer, Immersion Corporation	2002
Jonathan Rubinstein	49	II	Former Senior Vice President, Apple Computer, Inc.	1999
Robert Van Naarden	59	II	Executive Vice President, Verdasys, Inc.	2002
John Hodgman	51	III	Chairman, Cygnus, Inc., Chairman, Inflazyme Pharmaceuticals, Ltd.	2002
Emily Liggett	50	III	President, Chief Executive Officer, Apexon, Inc.	2006
Nominees to Serve as Directors for a Term Expiring at the 2009 Annual Meeting of Stockholders (Class I Directors):

Jack Saltich
      Mr. Saltich has served as a member of the Board since January 2002. Since October 2005, Mr. Saltich has served as the Executive Chairman of Vitex Systems, Inc., a developer of transparent ultra-thin barrier films for use in the manufacture of next-generation flat panel displays. Since February 2005, Mr. Saltich served as Chairman of Vitex Systems, Inc. From July 1999 to August 2005, he served as the President and Chief Executive Officer of Three-Five Systems, Inc., a technology company specializing in the design, development, and manufacturing of customer displays and display systems. From 1993 to 1999 Mr. Saltich served as a Vice President with Advanced Micro Devices, where his last position was General Manager of AMD’s European Microelectronics Center in Dresden, Germany. Mr. Saltich also serves on the board of directors of Leadis Technology (LDIS), Ramtron International Corporation (RMTR), and on the Technical Advisory Board for DuPont Electronic Materials Business. Mr. Saltich received both a B.S. and an M.S. in electrical engineering from the University of Illinois.

Victor Viegas
      Mr. Viegas has served as the Company’s Chief Executive Officer and member of the Board of Directors since October 2002, and President since February 2002. Mr. Viegas also served as Chief Financial Officer until February 2005, having joined the Company in August 1999 as Chief Financial Officer, Vice President, Finance. From June 1996 to August 1999, he served as Vice President, Finance and Administration and Chief Financial Officer of Macrovision Corporation, a developer and licensor of video and software copy protection technologies. From October 1986 to June 1996, he served as Vice President of Finance and Chief Financial Officer of Balco Incorporated, a manufacturer of advanced automotive service equipment. He holds a B.S. in Accounting and an M.B.A. from Santa Clara University. Mr. Viegas is also a Certified Public Accountant in the State of California.
Directors Serving for a Term Expiring at the 2007 Annual Meeting of Stockholders (Class II Directors):

Jonathan Rubinstein
      Mr. Rubinstein is Chairman of the Board and has served as a member of the Board since October 1999. From February 1997 through April 2006, Mr. Rubinstein served as Senior Vice President, iPod Division and prior to that as Senior Vice President of Hardware Engineering at Apple Computer, Inc., a

personal computer company. From August 1993 to August 1996, Mr. Rubinstein was Executive Vice President and Chief Operating Officer of Fire Power Systems, a developer and manufacturer of Power PC-based computer systems. Mr. Rubinstein received a B.S. and an M.S. in electrical engineering from Cornell University and an M.S. in computer science from Colorado State University.

Robert Van Naarden
      Mr. Van Naarden has served as a member of the Board since October 2002. Since February 2006, Mr. Van Naarden has served as Executive Vice President of Verdasys, Inc., an enterprise software company. From February 2004 to February 2006, Mr. Van Naarden served as the President and Chief Executive Officer of Empire Kosher Poultry, Inc., a chicken and turkey processor in North America. From July 2003 to April 2004, Mr. Van Naarden served as an independent consultant to the Company assisting with certain marketing initiatives of its wholly owned subsidiary, Immersion Medical. From July 2000 to July 2003, Mr. Van Naarden served as the President and Chief Executive Officer of AuthentiDate, Inc., a software services business. From August 1996 to July 2000, Mr. Van Naarden was the Vice President, Sales, Marketing, and Professional Services of Sensar, Inc., a developer and supplier of iris identification products and services for the banking industry. Mr. Van Naarden received a B.S. in physics and a B.S. in electrical engineering from the University of Pittsburgh and an M.S. in electrical engineering/computer science from Northeastern University.
Directors Serving for a Term Expiring at the 2008 Annual Meeting of Stockholders (Class III Directors):

John Hodgman
      Mr. Hodgman has served as a member of the Board since January 2002. Since August 1999, Mr. Hodgman has served as the Chairman of the Board of Cygnus, Inc., a medical company focused on the development, manufacturing, and commercialization of new and improved glucose monitoring devices. He served as President and Chief Executive Officer from August 1998 through December 2005. He also served as President of Cygnus Diagnostics from May 1995 to August 1998 where he was responsible for the commercialization efforts for the GlucoWatch biographer glucose monitor. Mr. Hodgman joined Cygnus in August 1994 as Vice President, Finance and Chief Financial Officer. Additionally, from June 2005 through October 2005, Mr. Hodgman served as President and CEO of Aerogen, Inc., where he directed the merger with Nektar Corporation. He also serves as Chairman of the Board of Inflazyme Pharmaceuticals, Ltd. Mr. Hodgman holds a B.S. degree from Brigham Young University and an M.B.A. degree from the University of Utah.

Emily Liggett
      Ms. Liggett has served as a member of the Board since February 2006. Since April 2004, Ms. Liggett has served as President and Chief Executive Officer of Apexon, Inc., a provider of supply performance management software for manufacturers. From November 2002 through August 2003, she was interim President and Chief Executive Officer of Capstone Turbine Corporation. From June 1984 through April 2002, Ms. Liggett served at Raychem Corp., later Tyco Corp. Ms. Liggett was managing director of Tyco Ventures where she led venture and resource investments. Before Tyco’s acquisition of Raychem in 1999, Ms Liggett worked 15 years at Raychem in sales, marketing, operations, and division management positions. She was President and Chief Executive Officer of Raychem’s subsidiary, Elo TouchSystems, a leading worldwide manufacturer of touchscreens, and division manager of Raychem’s Telecommunications and Energy Division. Ms. Liggett holds an M.B.A. and an M.S. in engineering from Stanford University and a B.S. in engineering from Purdue University.

Vote Required
      If a quorum is present and voting, the two nominations for Class I directors receiving the greatest number of votes will be elected as Class I directors. Abstentions and broker non-votes have no effect on the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
“FOR” THE CLASS I DIRECTOR NOMINEES LISTED HEREIN.
Board of Directors

Independence of Directors
      The Board follows Nasdaq Marketplace Rule 4200 for director independence standards. In accordance with these standards, our Board has determined that, except for Mr. Viegas, as President and Chief Executive Officer, and Mr. Van Naarden, who served as a consultant to Immersion until April 2004, each of the members of our Board has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is otherwise “independent” in accordance with the applicable listing standards of the Nasdaq Stock Market (“Nasdaq”) as currently in effect.

Board Structure and Meetings
      In 2005, the Board held seven meetings. The Board has a standing Audit Committee, Compensation Committee, and Nominating/ Corporate Governance Committee. During 2005, the Audit Committee met seven times, the Compensation Committee met four times, and the Nominating/ Corporate Governance Committee did not meet. In 2005, each of the directors, except Mr. Rubinstein, attended at least 75% of the meetings of the Board and any committees of the Board on which he serves.

Director Attendance at Annual Meetings
      The Company will make every effort to schedule its annual meeting of stockholders at a time and date to accommodate attendance by directors taking into account the directors’ schedules. All directors are encouraged to attend the Company’s annual meeting of stockholders. One non-employee director attended the Company’s 2005 annual meeting of stockholders.
Corporate Governance and Board Committees
      The Board has adopted a Code of Business Conduct and Ethics (the “Code”) that outlines the principles of legal and ethical business conduct under which the Company does business. The Code, which is applicable to all directors, employees, and officers of the Company, is available on the Company’s Web site at www.immersion.com/corpgov. Any substantive amendment or waiver of this Code may be made only by the Board upon a recommendation of the Audit Committee, and will be disclosed on the Company’s Web site. In addition, disclosure of any amendment or waiver of the Code for directors and executive officers will also be made by the filing of a Form 8-K with the Securities and Exchange Commission (the “SEC”).
      The Board has also adopted a written charter for each of the Audit, Compensation, and Nominating/ Corporate Governance Committees. Each charter is available on the Company’s Web site at www.immersion.com/corpgov.

Audit Committee
      The Audit Committee retains the Company’s independent registered public accounting firm, makes such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company and its subsidiaries, provides to the Board the results of its examinations and recommendations derived therefrom, outlines to the Board improvements made, or to be made, in internal accounting controls, and provides the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention. The members of the Audit Committee through November 2, 2005 were Messrs. Blank, Hodgman, and Saltich. Mr. Blank resigned from the Board and all of the committees of the Board on which he served on November 2, 2005 and was replaced by Mr. Rubinstein on the Audit Committee. In February 2006, Ms. Liggett replaced Mr. Rubinstein on the Audit Committee. The Board has determined that each member of the Audit Committee in 2005 met, and each current member meets, the independence criteria set forth in the applicable rules of Nasdaq and the SEC for audit committee membership. In addition, the Board has determined that all members of the Audit Committee in 2005 possessed, and each current member possesses, the level of financial literacy required by applicable Nasdaq and SEC rules and that in accordance with section 407 of the Sarbanes-Oxley Act of 2002, at least one member of the Audit Committee, Mr. Hodgman, is qualified as an “audit committee financial expert.” A report of the Audit Committee is set forth below.

Compensation Committee
      The Compensation Committee reviews and makes recommendations to the Board concerning reward policies, programs, and plans, and approves employee and director compensation and benefits programs. The members of the Compensation Committee through November 2, 2005 were Messrs. Blank and Rubinstein. Mr. Blank resigned from the Board and all of the committees of the Board on which he served on November 2, 2005 and was replaced by Mr. Saltich on the Compensation Committee. The members of the Compensation Committee in 2006 are Messrs. Rubinstein and Saltich. Each member of the Compensation Committee is independent for purposes of the Nasdaq rules. A report of the Compensation Committee is set forth below.

Nominating/Corporate Governance Committee
      The Nominating/Corporate Governance Committee evaluates and recommends candidates for Board positions to the Board and recommends to the Board policies on Board composition and criteria for Board membership. The Nominating/Corporate Governance Committee also recommends to the Board, and reviews on a periodic basis, the Company’s succession plan, including policies and principles for selection and succession of the Chief Executive Officer in the event of an emergency or the resignation or retirement of the Company’s Chief Executive Officer. In addition, the Nominating/Corporate Governance Committee periodically reviews policies of the Company and the compliance of senior executives of the Company with respect to these policies. The Nominating/Corporate Governance Committee also reviews the Company’s compliance with Nasdaq corporate governance listing requirements. The members of the Nominating/Corporate Governance Committee through November 2, 2005 were Messrs. Blank, Hodgman, Rubinstein, and Saltich. Mr. Blank resigned from the Board and all of the committees of the Board on which he served on November 2, 2005. In February 2006, Ms. Liggett was appointed to the Nominating/Corporate Governance Committee and Mr. Rubinstein resigned from the committee. Each member of the Nominating/Corporate Governance Committee is independent for purposes of the Nasdaq rules.
      The Nominating/Corporate Governance Committee evaluates all directors whose terms will expire at the next annual meeting of stockholders and are willing to continue in service in order to determine whether to recommend to the Board such directors for election at the annual meeting. The Nominating/Corporate Governance Committee considers the following factors in any such evaluation:

•	the appropriate size of the Board and its committees;

•	the perceived needs of the Board for particular skills, background, and business experience;

•	the relevant skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board;

•	nominees’ independence from management;

•	applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

•	the benefits of a constructive working relationship among directors; and

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.
      The Nominating/Corporate Governance Committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Directors should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the best interests of the Company’s stockholders. They must also have an inquisitive and objective perspective and mature judgment. Director candidates must have sufficient time available in the judgment of the Nominating/Corporate Governance Committee to perform all Board and committee responsibilities. Board members are expected to prepare for, attend, and participate in all Board and applicable committee meetings.
      Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating/Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders. The Nominating/Corporate Governance Committee believes that to comply with Nasdaq and SEC rules, at least one member of the Board meet the criteria for an “audit committee financial expert,” and at least a majority of the members of the Board meet the definition of “independent” director. The Nominating/Corporate Governance Committee also believes it appropriate for one or more key members of the Company’s management to participate as members of the Board.
      The Nominating/Corporate Governance Committee will consider the criteria and policies set forth above in determining if the Board requires additional candidates for director. The Nominating/Corporate Governance Committee will consider candidates for directors proposed by directors or management, may poll directors and management for suggestions, or conduct research to identify possible candidates, and may engage, if the Nominating/Corporate Governance Committee believes it is appropriate, a third party search firm to assist in identifying qualified candidates. All such candidates will be evaluated against the criteria and pursuant to the policies and procedures set forth above. All director nominees, including incumbents, must submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees at the discretion of the Nominating/Corporate Governance Committee.
      The Nominating/Corporate Governance Committee will also evaluate any recommendation for director nominee proposed by a stockholder, provided that such recommendation is sent in writing to the Corporate Secretary at 801 Fox Lane, San Jose, California 95131 at least 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders. The recommendation must also contain the following information:

•	the candidate’s name, age, contact information and present principal occupation or employment; and

•	a description of the candidate’s qualifications, skills, background, and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director.
      The Nominating/Corporate Governance Committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of all other proposed candidates, including incumbents, and will select the nominees that in the Nominating/Corporate Governance Committee’s judgment best suit the needs of the Board at that time.

However, if the Nominating/Corporate Governance Committee determines that a recommendation does not satisfy the above-described requirements, the Committee will not consider such recommendation.
      As an alternative for stockholders to suggest director nominees to the Nominating/Corporate Governance Committee, a stockholder may nominate directors for consideration at an annual or special meeting pursuant to the methods proscribed in our bylaws, as summarized below. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such stockholder’s intent to make such nomination or nominations has been given in writing to the Company’s Secretary. To be timely, notice of a stockholder’s nomination for a director to be elected at an annual meeting shall be received at the Company’s principal executive offices not less than 120 days in advance of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, to be timely, such notice must be received not later than the close of business on the tenth day following the day on which the date of the special meeting was announced; provided, however, that in the event that the number of directors to be elected at an annual meeting is increased, and there is no public announcement by the Company naming the nominees for the additional directorships at least 130 days prior to the first anniversary of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting, a stockholder’s notice shall be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Company’s Secretary at the Company’s principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.
      In the event of a nomination for director to be elected at a special meeting, notice by the stockholders, to be timely, shall be delivered to the Company’s Secretary not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.
      Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination, of the beneficial owner, if any, on whose behalf the nomination is being made and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of Immersion entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of Immersion if so elected.
      If the chairman of the meeting for the election of directors determines that a nomination of any candidate for election as a director at such meeting was not made in accordance with the applicable provisions of our bylaws, such nomination shall be void.
Communications by Stockholders with Directors
      Stockholders may communicate with any and all company directors by transmitting correspondence by mail, facsimile, or e-mail, addressed as follows: Board or individual director, c/o James M. Koshland, Corporate Secretary, 801 Fox Lane, San Jose, California 95131; Fax: (408) 467-1901; E-mail Address: corporate.secretary@immersion.com. The Corporate Secretary will maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s), unless there are safety or security concerns that mitigate against further transmission of the communication, as determined by the Corporate Secretary. The Board or individual directors so addressed will be advised of any communication withheld for safety or security reasons as soon as practicable. The Corporate Secretary will relay all communications to directors absent safety or security issues.
Director Compensation
      In 2005, non-employee directors received $2,500 for attending regularly scheduled Board meetings. On February 27, 2006, the Board adjusted its director compensation, such that, effective that date, the Chairman of the Board and the Chairman of the Audit Committee each receive retainer fees of $15,000 per year. Other non-employee directors receive retainer fees of $10,000 per year. In addition, non-employee directors who are members of any committees receive $3,000 for attending regularly scheduled Board meetings. Non-employee directors who are not members of any committees receive $2,500 for attending regularly scheduled Board meetings. Directors are entitled to reimbursement of reasonable travel expenses they incur in connection with attending Board and committee meetings. Non-employee directors of the Company are granted an option to purchase 40,000 shares of common stock under the Company’s Amended 1997 Stock Option Plan (the “1997 Stock Option Plan”) on the date the director joins the Board. Non-employee directors also receive annual option grants to purchase 10,000 shares of the Company’s common stock. Subject to continued service to the Company, 25% of the options granted to non-employee directors vest on the first anniversary of their grant date, with the remaining portion vesting in 36 equal monthly installments. Options granted to non-employee directors on or after February 27, 2006 are subject to accelerated vesting upon a change of control of the Company.
      In 2005, the Board approved stock option grants to all of the Company’s non-employee directors. Mr. Viegas, the Company’s only employee director, did not receive an option grant during 2005. The options granted to Messrs. Blank, Hodgman, Rubinstein, Saltich, and Van Naarden, the non-employee directors of the Company during 2005, are described in the following table:

		Shares Subject	Exercise Price
	Date of Grant	to Option	Per Share (1)

Steven Blank	02/02/05	10,000	$6.98
John Hodgman	02/02/05	10,000	$6.98
Jonathan Rubinstein	02/02/05	10,000	$6.98
Jack Saltich	02/02/05	10,000	$6.98
Robert Van Naarden	02/02/05	10,000	$6.98

(1)	All options were granted at an exercise price equal to the closing price of the Company’s stock on the date of grant, as reported on Nasdaq.
      On July 1, 2003, the Company entered into a consulting agreement with Mr. Robert Van Naarden to assist with certain marketing initiatives of its wholly owned subsidiary, Immersion Medical. Under the terms of the consulting agreement, Mr. Van Naarden received $15,000 per month and reimbursement of reasonable out-of-pocket travel expenses. The initial term of the consulting agreement was six months and was renewable for subsequent three-month terms unless either party notified the other in writing at least ten days prior to the expiration of the then-current term of its election to terminate the agreement. During the year ended December 31, 2004, the Company paid Mr. Van Naarden $50,000 as compensation for his services pursuant to this consulting agreement. The Company and Mr. Van Naarden mutually terminated the consulting agreement as of April 21, 2004.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
      The following table presents information concerning compensation earned during the years ended December 31, 2005, 2004, and 2003 by the Company’s current Chief Executive Officer and the Company’s three other most highly compensated executive officers whose salary and bonus exceeded $100,000 in 2005, (collectively, the “Named Executive Officers”). In accordance with the rules of the SEC, the compensation described in this table does not include perquisites and other personal benefits received by these executive officers that do not exceed the lesser of $50,000 or 10% of the total salary and bonus reported for these Named Executive Officers.
Summary Compensation Table

					Long Term
					Compensation
		Annual Compensation
					Securities
				Other Annual	Underlying
Name & Principal Position	Fiscal Year	Salary	Bonus (1)	Compensation	Options

Victor Viegas	2005	$225,000	—	—	—
President, Chief	2004	$227,334	—	—	200,000
Executive Officer,	2003	$216,661	—	—	250,000
and Director (2)
Stephen Ambler	2005	$169,231	—	—	175,000
Chief Financial Officer and Vice President, Finance (3)
Richard Vogel	2005	$209,423	—	$50,000	17,500
Senior Vice President	2004	$169,332	$103,434	—	200,000
and General Manager of Immersion Medical (4)
Michael Zuckerman	2005	$200,000	$37,659	—	10,000
Senior Vice President	2004	$202,142	$20,000	—	40,000
General Manager 3D	2003	$51,078	—	—	300,000
Business Group (5)

(1)	Bonuses are reported in the year earned, even if actually paid in a subsequent year. Bonuses include compensation payable under variable compensation plans.

(2)	Mr. Viegas was appointed Chief Executive Officer in October 2002. He also served as Chief Financial Officer until February 2005.

(3)	Mr. Ambler joined the Company in February 2005 as Chief Financial Officer and Vice President, Finance.

(4)	Mr. Vogel joined the Company in March 2004 as Senior Vice President and General Manager of Immersion Medical. Other annual compensation in 2005 includes $50,000 of reimbursed moving expenses.

(5)	Mr. Zuckerman joined the Company in September 2003 as Senior Vice President, Marketing. He served as Senior Vice President and General Manager of the Industrial Business Group from October 2004 through March 2006. He was appointed Senior Vice President and General Manager of the 3D Business Group in March 2006.

Option Grants in the Last Fiscal Year
      The following table presents information with respect to grants of options to purchase the Company’s common stock made during the fiscal year ended December 31, 2005 to the Named Executive Officers:

					Potential Realizable Value
		Percent of Total			at Assumed Annual Rates
	No. of Securities	Options Granted			of Stock Appreciation for
	Underlying	to Employees	Exercise		Option Term (4)
	Options Granted	During Period	Price	Expiration
Name	(#) (1)	(%) (2)	($/Share) (3)	Date	5%	10%

Victor Viegas	—	—	—	—	—	—
Stephen Ambler	175,000	15.79	$6.79	02/28/15	$747,284	$1,893,764
Richard Vogel	17,500	1.58	$6.98	02/02/15	$76,819	$194,676
Michael Zuckerman	10,000	0.90	$6.98	02/02/15	$43,897	$111,243

(1)	Options granted pursuant to the Company’s 1997 Stock Option Plan generally vest at a rate of 25% of the underlying shares 12 months after the date of grant, and 2.0833% monthly thereafter over the next 36 months, and have a maximum term of ten years measured from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service with the Company. Under the terms of the 1997 Stock Option Plan, the administrator retains discretion, subject to the 1997 Stock Option Plan limits, to modify the terms of outstanding options and to reprice outstanding options.

(2)	Based on options to purchase an aggregate of 1,108,400 shares that were granted in 2005.

(3)	All options were granted at an exercise price equal to the closing price of the Company’s stock on the date of grant, as reported on Nasdaq.

(4)	The potential realizable value represents the hypothetical gains of the options granted based on assumed annual compound stock appreciation rates over the exercise price per share (before taxes). The assumed 5% and 10% rates of stock price appreciation are provided in accordance with SEC rules and do not represent the Company’s estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Company’s common stock over all market conditions and the option holder’s continued employment through the vesting period. This table does not take into account any appreciation in the price of the common stock from the date of grant to date. There can be no assurance that any of the value reflected in this table will be achieved.
Aggregated Option Exercises In Last Fiscal Year
and Fiscal Year End Option Values
      The following table presents information concerning the value of exercisable and unexercisable options held as of December 31, 2005 by the Named Executive Officers:

			Number of Securities		Value Of Unexercised
			Underlying Options at Fiscal		In-The-Money Options at
	Shares		Year End		Fiscal Year End ($) (2)
	Acquired On	Value Realized
Name	Exercise (#)	($) (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Victor Viegas	—	—	1,015,166	183,334	$1,208,375	$396,775
Stephen Ambler	—	—	—	175,000	$—	$—
Richard Vogel	—	—	87,500	130,000	$—	$—
Michael Zuckerman	—	—	179,373	170,627	$89,190	$88,610

(1)	Upon exercise of the options, an option holder did not necessarily receive the amount reported above under the column “Value Realized.” The amounts reported above under the column “Value Realized” merely reflect the amount by which the fair market value of the common stock of the Company on the date the option was exercised exceeded the exercise price of the option. The option holder does not realize any cash until the shares of common stock issued upon exercise of the options are sold.

(2)	Based on the closing price of $6.60 of the Company’s common stock as reported on Nasdaq at December 30, 2005, the last day of trading of the Company’s common stock during 2005, less the exercise price payable for such shares.
      No compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year was paid pursuant to a long-term incentive plan during 2005 to any Named Executive Officer. The Company does not have any defined benefit or actuarial plan under which benefits are determined primarily by final compensation and years of service with any of the Named Executive Officers.
EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS
      On November 5, 2001, the Company entered into an employment agreement with Mr. Victor Viegas, then the Company’s President and Chief Financial Officer. The agreement provides for a minimum annual base salary of $200,000, as well as eligibility to receive an annual bonus based upon the achievement of certain financial and/or other performance targets established by the Board. In the event Mr. Viegas’ employment with the Company is terminated without “cause,” or if Mr. Viegas terminates his employment for “constructive reason,” Mr. Viegas shall be entitled to (i) the continuation of his base salary for a period of twelve months, (ii) the continuation of his health, dental, and vision benefits for as long as he remains entitled to receive his base salary, and (iii) except with respect to a termination in connection with a change in control, 75% of Mr. Viegas’ then unvested stock and stock options shall become immediately vested. If Mr. Viegas is terminated as result of death or disability, 24 months of his then unvested stock and stock options shall vest, and in the event he is terminated as a result of a disability, he shall be entitled to his base salary for a period of six months. In the event of a change in control, 75% of Mr. Viegas’ then unvested stock and stock options shall immediately vest. In the event Mr. Viegas’ employment is terminated without “cause” or for “constructive reason” during the period three months prior to a change in control, 100% of his then unvested stock and stock options shall immediately vest. Mr. Viegas was appointed to Chief Executive Officer effective October 23, 2002. Mr. Viegas ceased serving as Chief Financial Officer on February 28, 2005.
      On January 27, 2005, the Company entered into an employment agreement with Mr. Stephen Ambler, Chief Financial Officer and Vice President, Finance. The agreement provides for a minimum annual base salary of $200,000. In the event Mr. Ambler’s employment with the Company is terminated for any reason not related to Mr. Ambler’s performance, the Company will provide severance payments equal to three month’s salary and pay premiums for Mr. Ambler’s COBRA coverage for the three months following his termination.
      On February 24, 2004, the Company entered into an employment agreement with Mr. Richard Vogel, Senior Vice President and General Manager, Immersion Medical. The agreement provides for a minimum annual base salary of $200,000, as well as eligibility to receive an annual bonus based upon the achievement of certain financial and/or other performance targets established by the Board. In the event Mr. Vogel’s employment with the Company is terminated for any reason not related to Mr. Vogel’s performance, the Company will provide severance payments equal to six months’ salary and pay premiums for Mr. Vogel’s COBRA coverage for the six months following his termination.
      Mr. Michael Zuckerman joined the Company in September 2003 as Senior Vice President, Marketing. On September 14, 2004, the Company entered into an employment agreement with him to serve as Senior Vice President and General Manager of the Industrial Business Group. The agreement provides for a minimum annual base salary of $200,000, as well as eligibility to receive variable compensation based upon the achievement of certain financial and/or other performance targets established by the Board. In the event Mr. Zuckerman’s employment with the Company is terminated for any reason not related to Mr. Zuckerman’s performance, the Company will provide severance payments equal to twelve month’s salary, pay premiums for Mr. Zuckerman’s COBRA coverage for the twelve months following his termination, and twelve months of his then unvested stock options shall vest. On March 31, 2005, the Company entered into a variable compensation plan for 2005 with Mr. Zuckerman. The agreement provides for variable compensation based upon revenue performance. On March 27, 2006, Mr. Zuckerman entered into an agreement to serve as the Company’s Senior Vice President and General Manager of the 3D Business Group.
AUDIT COMMITTEE REPORT
      Under the guidance of a written charter adopted by the Board, the purpose of the Audit Committee is to retain an independent registered public accounting firm, to make such examinations as are necessary to monitor the corporate financial reporting of the internal and external audits of the Company and its subsidiaries, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board the improvements made, or to be made, in internal accounting controls, and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board. During fiscal 2005, the Audit Committee met seven times and discussed the interim financial information contained in each quarterly earnings announcement as well as the Quarterly Reports on Form 10-Q for the Company’s first, second, and third quarters of fiscal 2005 with the President and Chief Executive Officer; the Chief Financial Officer and Vice President, Finance; the Vice President, Corporate Controller; and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, prior to the public release of such information. Each member of the Audit Committee meets the independence requirements of Nasdaq and the SEC.
      Management is primarily responsible for the system of internal controls and the financial reporting process. The independent registered public accounting firm is responsible for expressing an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee is responsible for monitoring and overseeing these processes.
      In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2005, the Audit Committee:

•	reviewed and discussed the audited financial statements with the Company’s management;

•	discussed with Deloitte & Touche LLP, with and without management present, the matters required to be discussed under Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, including the overall scope of Deloitte & Touche LLP’s audit, the results of its examination, its evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting;

•	reviewed the written disclosures and the letter from Deloitte & Touche LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; discussed with the independent registered public accounting firm their independence; and concluded that the nonaudit services performed by Deloitte & Touche LLP are compatible with maintaining its independence;

•	based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in the Company’s 2005 Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC; and

•	instructed Deloitte & Touche LLP that the Committee expects to be advised if there are any subjects that require special attention.
      In fiscal 2004, management completed the documentation, testing, and evaluation of Immersion’s system of internal controls over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. Continuing into fiscal 2005, the second year of certification, management improved the internal control evaluation process, which is now being institutionalized into the Company’s standard operations and processes. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management throughout this process. In particular, the Audit Committee received periodic updates provided by management and Deloitte & Touche

LLP at each regularly scheduled committee meeting. The Audit Committee also held special meetings to discuss issues as they arose. At the conclusion of the process, management provided the Audit Committee with, and the Audit Committee reviewed, a report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also received the report of management contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC, as well as Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management’s assessment of the effectiveness of the internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal 2006.

AUDIT COMMITTEE
John Hodgman, Chairman
Emily Liggett
Jack Saltich
COMPENSATION COMMITTEE REPORT
      This Compensation Committee Report describes the compensation policies and rationale applied to the compensation paid to the Company’s executive officers for the fiscal year ended December 31, 2005. The Compensation Committee has the authority to administer the Company’s stock option plans, establish the level of base salary payable to the Chief Executive Officer (“CEO”) and the other executive officers of the Company, and the responsibility of approving the bonus program to be in effect for the CEO and the other executive officers. The Compensation Committee of the Board is comprised of non-employee directors, each of whom is independent for purposes of the Nasdaq rules.
      General Compensation Policy. The Committee’s fundamental compensation policy is to align compensation with business objectives and performance and to enable the Company to attract, retain, and reward executive officers whose contributions are necessary for the long term success of the Company. Accordingly, each executive officer’s compensation package consists of: (i) base salary, (ii) annual cash bonus, and (iii) long-term stock-based incentive awards.
      Base Salary. The base salary for each executive officer is reviewed annually by the Compensation Committee and adjustments are made based on personal performance, taking into account the average salary levels in effect for comparable positions with companies having total revenues similar to the Company’s. Each individual’s base pay is positioned relative to the total compensation package, including cash bonus incentives and long-term stock-based incentives.
      Long-term Incentive Compensation. During the fiscal year ended December 31, 2005, the Committee made discretionary option grants to certain of the executive officers of the Company under the Company’s 1997 Stock Option Plan based on each officer’s personal performance. Option grants to executive officers were approved at the Committee’s first meeting of the year in February 2005, unless the executive officer joined the Company after such meeting, in which case the executive officer was granted an option effective with his start date with the Company. Typically, the size of each grant was set at a level that is deemed appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period, and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors varied from individual to individual.
      Options generally vest over four years. Thus, the vesting of each option is contingent upon the executive officer’s continued employment with the Company. Accordingly, the options provided compensation to the executive officer only if he remained in the Company’s employ, and then only if the market price of the Company’s common stock appreciated over the option term.

      CEO Compensation. Mr. Viegas’ compensation as President and Chief Executive Officer was initially established pursuant to his employment agreement dated November 5, 2001, the terms of which were set by arms’ length bargaining and have been approved by the Board. Under the terms of his employment agreement, Mr. Viegas is entitled to receive a minimum base salary of $200,000 per year and is eligible to receive an annual bonus based upon the achievement of certain financial and/or other performance targets established by the Board. In March 2003, the Compensation Committee increased Mr. Viegas’ salary to $225,000 annually. In 2005, Mr. Viegas did not receive any option grants and he did not receive any bonus. In February 2006, the Compensation Committee increased Mr. Viegas’ salary to $275,000 annually. In deciding to increase Mr. Viegas’ salary, the Compensation Committee considered Mr. Viegas’ prior accomplishments, his role in the Company, his expected future contributions, and the compensation levels of CEOs of similar-sized high technology companies in the Silicon Valley region. The Committee believes that the terms of Mr. Viegas’ employment agreement are consistent with agreements in similar companies and with peer executives at Immersion. The terms of Mr. Viegas’ employment agreement are further described in the section entitled “Employment Contracts and Change In Control Arrangements.”
      Compliance with Internal Revenue Code Section 162(m). The Company’s policy with respect to compensation paid to its executive officers is to deduct such compensation that qualifies under Section 162(m) of the Internal Revenue Code, as amended, as an expense. Section 162(m) of the Internal Revenue Code and related Treasury Department regulations restrict deductibility of executive compensation paid to the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under the Company’s 1997 Stock Option Plan would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors. The Company expects that the Compensation Committee will generally be comprised of non-employee directors, and that to the extent such Committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year. The Committee does not believe that in general other components of the Company’s compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation.

COMPENSATION COMMITTEE
Jack Saltich, Chairman
Jonathan Rubinstein
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      Neither of the individuals serving on the Compensation Committee was at any time during 2005, or at any other time, an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or the Compensation Committee.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Except as described elsewhere in this Proxy Statement, including in “Executive Compensation and Related Information” above, or in “Other Transactions” below, since January 1, 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions, to which the Company is or was a party, in which the amount involved exceeds $60,000 and in which any of its directors, executive officers, or holders of more than 5% of the Company’s capital stock had or will have a direct or indirect material interest.

Other Transactions

Indemnification
      In addition to indemnification provisions in the Company’s bylaws, the Company has entered into agreements to indemnify its directors and executive officers. These agreements provide for indemnification of the Company’s directors and executive officers for some types of expenses, including attorney’s fees, judgments, fines, and settlement amounts incurred by persons in any action or proceeding, including any action by or in the right of the Company, arising out of their services as the Company’s director or executive officer. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

STOCK PERFORMANCE GRAPH
      The graph set forth below compares the cumulative total stockholder return on the Company’s common stock between December 31, 2000 and December 31, 2005, with the cumulative total return of (i) the Nasdaq Stock Market Total Return Index (U.S. Companies) (the “Nasdaq Stock Market-U.S. Index”) and (ii) the RDG Technology Composite Index, over the same period. This graph assumes the investment of $100.00 on December 31, 2000, in the Company’s common stock, The Nasdaq Stock Market-U.S. Index, and the RDG Technology Composite Index, and assumes the reinvestment of dividends, if any.
      The comparisons shown in the graph below are based upon historical data and the Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s common stock. Information used in the graph was obtained from a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG IMMERSION CORPORATION,
THE NASDAQ STOCK MARKET (U.S.) INDEX,
AND THE RDG TECHNOLOGY COMPOSITE INDEX
* $100 invested on 12/31/00 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.

Cumulative Total Return	12/00	12/01	12/02	12/03	12/04	12/05

IMMERSION CORPORATION	100.00	89.66	15.57	79.17	97.00	87.82

NASDAQ STOCK MARKET — U.S. INDEX	100.00	79.08	55.95	83.35	90.64	92.73

RDG TECHNOLOGY COMPOSITE INDEX	100.00	73.13	45.16	67.00	69.27	71.18

      Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Audit Committee Report, the Compensation Committee Report, and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.
PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      The Company is asking the stockholders to ratify the Audit Committee’s engagement of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006, and in the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its engagement. Even if the engagement is ratified, the Audit Committee, in its discretion, may direct the engagement of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such a change would be in the best interest of the Company and its stockholders. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.
      Deloitte & Touche LLP has been the independent registered public accounting firm that audits the financial statements of the Company since 1997. In accordance with standing policy, Deloitte & Touche LLP periodically changes the personnel who work on the audit. The Company has no current consulting agreements with Deloitte & Touche LLP.
      The following table sets forth the aggregate fees billed to the Company for the fiscal years ended December 31, 2005 and 2004 by the Company’s principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates:

	2005	2004

Audit Fees (1)	$751,000	$611,000
Audit Related Fees (2)	—	34,000
Tax Fees (3)
Tax Compliance/ Preparation	87,000	93,000
Other Tax Services	13,000	5,000

Total Tax Fees	$100,000	$98,000
All Other Fees (4)	—	—

Total Fees	$851,000	$743,000

(1)	Audit fees consist of fees billed, or expected to be billed, for professional services rendered for the audits of the Company’s consolidated financial statements and management’s assessment that it maintained effective internal controls over financial reporting, along with reviews of interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements, and attestation services.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax fees consist of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for tax return preparation, claims for refunds, and tax payment planning services related to federal, state, and international taxes. Other tax services consist of fees billed for services including tax advice, tax strategy, and other miscellaneous tax consulting and planning.

(4)	All other fees consist of fees for all other services other than those reported above. The Company’s intent is to minimize services in this category.
      The Audit Committee has determined that all services performed by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP. In addition, since the effective date of the SEC rules stating that an independent public accounting firm is not independent of an audit client if the services it provides to the client are not appropriately approved, the Audit Committee has approved, and will continue to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services.
      The Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm, pursuant to which it may pre-approve certain audit fees, audit-related fees, tax fees, and fees for other services. Under the policy, the Audit Committee may also delegate authority to pre-approve certain specified audit or permissible non-audit services to one or more of its members. A member to whom pre-approval authority has been delegated must report his pre-approval decisions, if any, to the Audit Committee at its next meeting. Unless the Audit Committee determines otherwise, the term for any service pre-approved by a member to whom pre-approval authority has been delegated is twelve months.
Vote Required
      Stockholder ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm is not required by our bylaws or otherwise. The Board, however, is submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.
      Approval of this proposal requires the affirmative vote of a majority of the votes cast at the annual meeting of stockholders, as well as the presence of a quorum representing a majority of all outstanding shares of the Company, either in person or by proxy. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.
THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED
AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” PROPOSAL 2.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s executive officers, directors, and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC. These persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.
      Based solely on the Company’s review of the forms furnished to it and written representations from certain reporting persons, the Company believes that all filing requirements applicable to its executive officers, directors, and persons who beneficially own more than 10% of the Company’s common stock were complied with during the fiscal year ended December 31, 2005.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT
      The following table sets forth as of March 28, 2006, certain information with respect to the beneficial ownership of the Company’s common stock by (i) each stockholder who is known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock, (ii) each of the Company’s directors, (iii) the Named Executive Officers, and (iv) all directors and named executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within 60 days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

		Shares Subject
	Amount and	to Options
	Nature of	Included in
	Beneficial	Beneficial	Percent of
Beneficial Owner	Ownership (1) (2)	Ownership (3)	Class (4)

Jundt Associates, Inc. (5)	1,790,485	—	7.3
1645 Carlson Parkway, Suite 120 Minneapolis, Minnesota 55305
Mazama Capital Management Inc. (6)	5,852,448	—	23.9
One SW Columbia, Suite 1500 Portland, Oregon 97258
Austin W. Marxe and David M. Greenhouse beneficial owners of AWM Investment Company Inc. (7)	2,099,098	—	8.0
527 Madison Avenue, Suite 2600 New York, New York 10022
Executive Officers and Directors
Victor Viegas	1,065,042	1,064,123	4.2
Stephen Ambler	51,040	51,040	*
Richard Vogel	113,801	113,801	*
Michael Zuckerman	217,912	217,912	*
Steven Blank (8)	95,734	—	*
John Hodgman	66,458	66,458	*
Emily Liggett (9)	—	—	*
Jonathan Rubinstein	109,908	94,838	*
Jack Saltich	66,458	66,458	*
Robert Van Naarden	52,708	52,708	*
All named executive officers and directors as a group (9 persons) (10)	1,743,327	1,727,338	6.6

*	Less than 1% of the outstanding shares of common stock.

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. To the Company’s knowledge, and except as indicated in the footnotes to this table, the entities named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Except as otherwise indicated, the address of each of the persons in this table is as follows: c/o Immersion Corporation, 801 Fox Lane, San Jose, California 95131.

(2)	The number of shares of common stock deemed outstanding includes shares issuable pursuant to stock options, warrants, and convertible debentures that may be exercised within 60 days after March 28, 2006 held by the person whose percentage of outstanding stock is calculated.

(3)	Only shares issuable upon exercise of options within 60 days of March 28, 2006 are included for purposes of determining beneficial ownership.

(4)	Calculated on the basis of 24,534,319 shares of common stock outstanding as of March 28, 2006, provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after March 28, 2006 are deemed to be outstanding for the purpose of calculating that stockholder’s percentage of beneficial ownership.

(5)	Based solely on information reported on Schedule 13G filed by Jundt Associates, Inc. with the SEC on January 3, 2006.

(6)	Based solely on information reported on Schedule 13G filed by Mazama Capital Management Inc. with the SEC on February 8, 2006. According to such Schedule 13G, Mazama Capital Management Inc. has sole dispositive power with respect to all of the shares beneficially owned by it, and sole voting power with respect to 3,396,431 of such shares.

(7)	Based solely on information reported on Schedule 13G filed by Austin W. Marxe and David M. Greenhouse, beneficial owners of AWM Investment Company Inc. with the SEC on February 14, 2006. This amount includes 213,475 shares issuable upon exercise of warrants and 1,423,184 common shares issuable upon conversion of convertible debentures. These warrants and debentures are owned by Special Situations Cayman Fund, L.P., Special Situations Fund III QP, L.P., Special Situations Fund III, L.P. Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P., and Special Situations Technology Fund II, L.P.

(8)	Mr. Blank resigned from the Board on November 2, 2005.

(9)	Ms. Liggett joined the Board in February 2006.

(10)	Total includes named executive officers and directors as of March 28, 2006.

EQUITY COMPENSATION PLAN INFORMATION
      The following table provides information as of December 31, 2005 concerning the Company’s equity compensation plans:

			Number of Shares
			Remaining Available
			for Future Issuance
	Number of Shares to		Under Equity
	be Issued Upon	Weighted-Average	Compensation Plans
	Exercise of	Exercise Price of	(Excluding Shares
	Outstanding	Outstanding	Reflected in
	Options	Options	Column (a))
Plan Category (1)	(a)	(b)	(c)

Equity compensation plans approved by stockholders (2)	6,220,391	$5.82	1,709,841	(3)
Equity compensation plans not approved by stockholders (4)	200,000	$9.24	0

Total	6,420,391		1,709,841

(1)	The table does not include information for equity compensation plans assumed by the Company in business combinations. As part of the business combination with Immersion Medical in fiscal 2000, the Company assumed Immersion Medical’s 1995B and 1998 stock option plans. A total of 310,560 shares of common stock are reserved for issuance under these plans. The majority of the options outstanding under these plans cliff vest on the anniversary of the grant date over a five-year period. The 1998 Plan provides in certain instances for accelerated vesting of the options upon a change of control. All of the options expire 10 years from the date of the grant. As part of the business combination with Virtual Technologies, Inc. (“VTI”) in fiscal 2000, the Company assumed VTI’s 1997 stock option plan. A total of 700,000 shares of common stock are reserved for issuance to employees (incentive stock options) and non-employees (nonstatutory stock options) under this plan. The options expire 10 years from the date of the grant. The majority of the options outstanding under this plan cliff vest on the anniversary of the grant date over a five-year period. The plan provided that in the event of a merger of the Company with or into another corporation, each outstanding option or stock purchase right under the plan must be assumed, or an equivalent option or right substituted, by the successor corporation or an affiliate. The number of shares to be issued upon exercise of outstanding options under plans assumed in business combinations at December 31, 2005 was 920,405, and the weighted average exercise price was $16.45.

(2)	Consists of one plan: the 1997 Stock Option Plan.

(3)	Includes 253,196 shares available for future issuance under the Employee Stock Purchase Plan. The shares that are reserved for issuance under the 1997 Stock Option Plan are subject to automatic increases on January 1 of each year by a number of shares equal to 5% of our outstanding shares as of the close of business on December 31 of the preceding calendar year.

(4)	As of December 31, 2005, the Company had reserved an aggregate of 200,000 shares of common stock for issuance pursuant to Non-Plan Stock Option Agreements (the “Non-Plan Agreements”) with one executive officer of the Company. The Non-Plan Agreements provide for the granting of a nonstatutory stock option with an exercise price equal to the fair market value of our common stock on the date of grant. Each option granted pursuant to the Non-Plan Agreements has a 10-year term and vests at the rate of 1/4 of the shares on the first anniversary of the date of grant and 1/48 of the shares monthly thereafter.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING
      Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2007 Annual Meeting of Stockholders, or who intend to present a proposal without inclusion of such proposal in the Company’s proxy materials, must submit the proposal to the Company no later than December 29, 2006. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.
      It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying Proxy Card in the enclosed envelope.
OTHER MATTERS
      The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

VICTOR VIEGAS
President, Chief Executive Officer, and Director
San Jose, California
April 28, 2006
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.
THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

Proxy — IMMERSION CORPORATION

ANNUAL MEETING OF STOCKHOLDERS
to be held on June 7, 2006
This Proxy is solicited on behalf of the Board of Directors
     The undersigned stockholder of IMMERSION CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 28, 2006, and hereby appoints Victor Viegas and Stephen Ambler, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IMMERSION CORPORATION to be held on Wednesday, June 7, 2006, at 9:30 a.m., local time, at the Techmart Network Meeting Center, 5201 Great America Parkway, Santa Clara, CA 95054, and for any adjournment or adjournments thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below. Under Delaware law and the Company’s bylaws, no business shall be transacted at an annual meeting other than the matters stated in the accompanying Notice of Meeting, which matters are set forth below. However, should any other matter or matters properly come before the Annual Meeting, or any adjournment or adjournments thereof, it is the intention of the proxy holders named above to vote the shares they represent upon such other matter or matters in their discretion.
THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL OF THE PROPOSAL TO ELECT TWO DIRECTORS AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
Please mark, sign, date and return the proxy card promptly, using the enclosed return-addressed and postage-paid envelope.
CONTINUED AND TO BE SIGNED ON REVERSE SIDE.

☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors
The Board of Directors recommends a vote FOR the listed nominees.

1.         Proposal to elect as directors Jack Saltich and Victor Viegas to serve for a three-year term as Class I directors.

	For	Withhold
01 — Jack Saltich	☐	☐
02 — Victor Viegas	☐	☐
B Issues
The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	Proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006.	☐	☐	☐

MARK HERE IF YOU PLAN TO ATTEND THE MEETING.		☐
C Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.
This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, all such stockholders should sign.

Signature 1 — Please keep signature within the box

Signature 2 — Please keep signature within the box

Date (mm/dd/yyyy)

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